 Exhibit (a)(1)(A)
OFFER TO PURCHASE FOR CASH BY
WHITE MOUNTAINS INSURANCE GROUP, LTD.
OF UP TO $500 MILLION IN VALUE OF ITS COMMON SHARES (CUSIP NUMBER G9618E107)
AT A PURCHASE PRICE NOT GREATER THAN $1,400 NOR LESS THAN $1,250 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 20, 2022, UNLESS THE OFFER IS EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the “Company”, “White Mountains”, “we” or “us”), is offering to purchase up to $500 million in value of its common shares, par value $1.00 per share (the “Shares”), at a purchase price not greater than $1,400 nor less than $1,250 per Share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in this Offer to Purchase (as it may be amended or supplemented from time to time, this “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). We will select the lowest price per Share (in increments of $1.00) (the “Purchase Price”) that will allow us to purchase $500 million in value of Shares or, if a lesser value of Shares is properly tendered, all Shares that are properly tendered and not properly withdrawn (subject to our right to purchase additional Shares as described herein). All Shares acquired in the Offer will be acquired at the same price regardless of whether the shareholder tendered at a lower price. However, because of the proration and “odd lot” priority provisions described in this Offer to Purchase, fewer than all of the Shares tendered at or below the Purchase Price may be purchased if Shares representing more than $500 million in value are properly tendered and not properly withdrawn. Shares tendered but not purchased in the Offer, including Shares tendered at or below the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at the Company’s expense promptly after the expiration of the Offer. See “Section 1. Number of Shares; Proration” and “Section 2. Procedures for Tendering Shares”.
In the event that Shares representing more than $500 million in value are properly tendered in the Offer, we reserve the right to increase the number of Shares sought in the Offer by an amount not exceeding 2% of our outstanding Shares without extending the Expiration Time. In exercising this right, we may increase the Purchase Price to allow us to purchase all such additional shares. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See “Section 1. Number of Shares; Proration” and “Section 14. Extension of the Offer; Termination; Amendment”.
As of August 19, 2022, there were 2,904,027 Shares outstanding. At the maximum Purchase Price of $1,400 per Share, we could purchase 357,142 Shares if the Offer is fully subscribed, which would represent approximately 12.3% of the Shares outstanding as of such date. At the minimum Purchase Price of $1,250 per Share, we could purchase 400,000 Shares if the Offer is fully subscribed, which would represent approximately 13.8% of the Shares outstanding as of such date. Because the Purchase Price will be determined after the Expiration Date, the exact number of Shares that will be purchased will not be known until after that time. See “INTRODUCTION”.

This Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. This Offer is, however, subject to certain other conditions. See “Section 8. Conditions to the Offer”.
The Shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “WTM” and the Bermuda Stock Exchange under the symbol “WTM-BH”. On August 19, 2022, the last full trading day before the public announcement of the Offer, the last reported sale price of the Shares on the NYSE was $1,305.13 per Share. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES. See “Section 7. Price Range of Shares; Dividends”.
OUR BOARD OF DIRECTORS (THE “BOARD”) HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, OUR BOARD, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER, OR AS TO THE PRICE OR PRICES AT WHICH A SHAREHOLDER MAY CHOOSE TO TENDER SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AFTER CONSULTING WITH HIS OR HER OWN ADVISORS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHAREHOLDER WILL TENDER THEM. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”.
OUR DIRECTORS AND EXECUTIVE OFFICERS ARE ENTITLED TO PARTICIPATE IN THE OFFER ON THE SAME BASIS AS ALL OTHER SHAREHOLDERS. MORGAN W. DAVIS, OUR CHAIRMAN, AND PETER M. CARLSON, EACH A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY, HAVE ADVISED US THAT, ALTHOUGH NO FINAL DECISION HAS BEEN MADE, THEY MAY TENDER UP TO 945 SHARES AND 200 SHARES, RESPECTIVELY, THAT THEY BENEFICIALLY OWN PURSUANT TO THE OFFER. ALL OF OUR OTHER DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES PURSUANT TO THE OFFER. SEE “SECTION 11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICER; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES”.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
You may direct questions and requests for assistance to D.F. King & Co., Inc., which is acting as the Information Agent for the Offer (“D.F. King” or the “Information Agent”), or to J.P. Morgan Securities LLC or Barclays Capital Inc., which are severally acting as the Dealer Managers for the Offer (the “Dealer Managers”). Their respective addresses and telephone numbers appear on the back cover of this Offer to Purchase. You may direct requests for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery to the Information Agent.
The Dealer Managers for the Offer are:
J.P. MorganBarclays
Offer to Purchase dated August 22, 2022

IMPORTANT
Any shareholder desiring to tender all or any portion of such shareholder’s Shares should (1) if such shareholder holds the Shares in its own name, complete and sign the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, have such shareholder’s signature thereon guaranteed (if required by Instruction 1 to the Letter of Transmittal), mail, express or overnight delivery, or deliver the Letter of Transmittal and any other required documents to the Depositary (as defined herein) and either deliver the certificates for such Shares (the “Certificates”) along with the Letter of Transmittal to the Depositary or tender such Shares pursuant to the procedures for book-entry transfer set forth in “Section 2. Procedures for Tendering Shares”, (2) if such shareholder’s Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, request such shareholder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder or (3) if such shareholder is an institution participating in The Depository Trust Company, tender the Shares according to the procedure for book-entry transfer described in “Section 2. Procedures for Tendering Shares”. Any shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee to tender such Shares.
If you want to tender your Shares, but: (1) the Certificates for your Shares, if applicable, are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (2) you cannot comply with the procedure for book-entry transfer by the Expiration Date, or (3) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your Shares if you comply with the procedures for guaranteed delivery set forth in “Section 2. Procedures for Tendering Shares”.
If you wish to maximize the chance that your Shares will be purchased by us, you should check the box in the section of the Letter of Transmittal captioned “Shares Tendered at a Price Determined Pursuant to the Offer”. If you agree to accept the Purchase Price determined pursuant to the Offer, your Shares will be deemed to be tendered at the minimum price of $1,250 per share. You should understand that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in your Shares being purchased at the minimum price of $1,250 per Share, which is below the last reported sale price for the Shares on August 19, 2022, the last full trading day prior to the public announcement of the Offer, which was $1,305.13.
TO TENDER SHARES PROPERLY, YOU OR, IN THE CASE OF SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOUR NOMINEE MUST PROPERLY COMPLETE AND DULY EXECUTE THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU OF THE LETTER OF TRANSMITTAL, INCLUDING THE SECTION RELATING TO THE PRICE AT WHICH SHARES ARE BEING TENDERED.
THE COMPANY IS NOT MAKING THE OFFER TO, AND WILL NOT ACCEPT ANY TENDERED SHARES FROM, SHAREHOLDERS IN ANY U.S. STATE WHERE IT WOULD BE ILLEGAL TO DO SO PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE U.S. SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”). HOWEVER, THE COMPANY MAY, IN ITS DISCRETION, TAKE ANY ACTIONS NECESSARY TO MAKE THE OFFER TO SHAREHOLDERS IN ANY SUCH STATE. IN ANY U.S. STATE WHERE THE SECURITIES OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER WILL BE DEEMED TO BE MADE ON OUR BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH STATE.
Questions and requests for assistance may be directed to the Information Agent or to either of the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may also be obtained from the Information Agent or either of the Dealer Managers at the Company’s expense. Shareholders may also contact their brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER, OR AS TO THE PRICE OR PRICES AT WHICH A SHAREHOLDER MAY CHOOSE TO TENDER SHARES. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE BOARD, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT.
The Dealer Managers are acting exclusively for the Company and no one else in connection with this document and the Offer and will not regard any other person (whether or not a recipient of this document) as its client in relation to this document or the Offer and accordingly will not be responsible to anyone other than the Company for providing the protections afforded to its clients, or for providing advice in connection with the Offer, the contents of this document or any other transaction, arrangement or other matter referred to in this document as relevant. Neither the Dealer Managers nor any persons associated or affiliated with either Dealer Manager accepts any responsibility whatsoever or makes any warranty or representation, express or implied, in relation to the contents of this document, including its accuracy, completeness or verification or for any other statement made or purported to be made by, or on behalf of it, the Company or the Company’s directors, in connection with the Company and/or the Offer and the Dealer Managers accordingly disclaim, to the fullest extent permitted by law, any and all liability whatsoever, whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise be found to have in respect of this document or any such statement.
Rule 13e-4 under the Exchange Act generally prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, during the Offer and for the period ending ten business days after the expiration or termination of the Offer. Following that time, we expressly reserve the absolute right, in our sole discretion from time to time in the future, to purchase Shares, whether or not any Shares are purchased pursuant to the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon the same terms or on terms that are more or less favorable to the selling shareholders in those transactions than the terms of the Offer. We cannot assure you as to which, if any, of these alternatives, or combinations thereof, we might pursue.

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SUMMARY TERM SHEET
White Mountains Insurance Group, Ltd. (the “Company”, “White Mountains”, “we” or “us”), is offering to purchase up to $500 million in value of its common shares, par value $1.00 per share (the “Shares”), at a purchase price not greater than $1,400 nor less than $1,250 per Share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions as set forth in this Offer to Purchase. We are providing this summary term sheet containing frequently asked questions and responses for your convenience. We urge you to read this Offer to Purchase and Letter of Transmittal and the other documents that are incorporated by reference herein because the information in this summary is not complete. We have included references to the sections of this Offer to Purchase where you will find a more complete discussion of the topics in this summary.
Who Is Offering To Buy My Securities, And Why?
The Offer to purchase the Shares is being made by White Mountains, a company organized under the laws of Bermuda. The Offer is being made to utilize a portion of the Company’s undeployed capital and to provide shareholders with added liquidity. If you choose to tender your Shares, you will avoid the usual transaction costs associated with any market sale. If you choose not to tender your Shares, the Offer will serve to increase your ownership interest in the Company and thus in the Company’s future earnings and assets, because the Shares purchased pursuant to the Offer will be cancelled. See “Section 5. Purpose of the Offer; Certain Effects of the Offer” and “Section 9. Certain Information Concerning the Company”.
What Are The Classes And Amounts Of Securities Sought In The Offer?
We are offering to purchase up to $500 million in value of Shares, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, including the “odd lot” and proration provisions described in “Section 1. Number of Shares; Proration”. As of August 19, 2022, there were 2,904,027 Shares outstanding. At the maximum Purchase Price of $1,400 per Share, we could purchase 357,142 Shares if the Offer is fully subscribed, which would represent approximately 12.3% of the Shares outstanding as of such date. At the minimum Purchase Price of $1,250 per Share, we could purchase 400,000 Shares if the Offer is fully subscribed, which would represent approximately 13.8% of the Shares outstanding as of such date. Because the Purchase Price will be determined after the Expiration Date, the exact number of Shares that will be purchased will not be known until after that time. See “INTRODUCTION”.
The Shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the collateral of the Shares. Following the repurchase of Shares pursuant to the Offer, the Shares not purchased will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin regulations. See “Section 13. Effects of the Offer on the Market for Shares; Registration under the Exchange Act”.
If Shares representing more than $500 million in value are properly tendered in the Offer, we reserve the right to increase the number of Shares sought in the Offer by an amount not exceeding 2% of our outstanding Shares without extending the Expiration Time. In exercising this right, we may increase the Purchase Price to allow us to purchase all such additional shares. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law. See “Section 1. Number of Shares; Proration”.
If, based on the Purchase Price determined in the Offer, Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, all Shares properly tendered at or below the Purchase Price will be purchased on a pro rata basis, subject to the odd lot priority provisions described herein.
The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered by shareholders but is subject to certain other conditions. See “Section 1. Number of Shares; Proration” and “Section 8. Conditions to the Offer”.

How Much Are You Offering To Pay And What Is The Form Of Payment?
We are conducting this Offer through a procedure called a “modified Dutch auction”. This procedure allows you to select the price (in increments of $1.00) within the price range specified by us at which you are willing to sell your Shares. The price range for the Offer is $1,250 to $1,400 per Share. See “Section 1. Number of Shares; Proration”.
We will select the lowest purchase price per Share (in increments of $1.00) (the “Purchase Price”) that will allow us to purchase up to $500 million in value of Shares at such price based on the number of Shares tendered, or, if a lesser number of Shares is properly tendered, all Shares that are properly tendered and not properly withdrawn. We will determine the Purchase Price promptly after the Expiration Time. For purposes of determining the Purchase Price, those Shares that are tendered by shareholders agreeing to accept the Purchase Price determined pursuant to the Offer, as described below, will be deemed to be tendered at the minimum price of $1,250. See “Section 1. Number of Shares; Proration”.
All Shares that we purchase will be purchased at the Purchase Price, even if you have selected a lower price, but we will not purchase in the Offer any Shares tendered at a price above the Purchase Price we determine. If you wish to maximize the chance that your Shares will be purchased, you should check the box in the section on the Letter of Transmittal, “Shares Tendered at a Price Determined Pursuant to the Offer”, indicating that you will accept the Purchase Price we determine. If you agree to accept the Purchase Price determined pursuant to the Offer, your Shares will be deemed to be tendered at the minimum price of $1,250 per Share. You should understand that this election could result in your Shares being purchased at the minimum price of $1,250 per Share. The minimum price for the Offer is below the last reported sale price for the Shares on August 19, 2022, the last full trading day prior to the public announcement of the Offer, which was $1,305.13. See “Section 1. Number of Shares; Proration” and “Section 2. Procedures for Tendering Shares”.
If your Shares are purchased in the Offer, you will receive the Purchase Price, in cash, less any applicable withholding taxes and without interest, promptly after the Expiration Time. Under no circumstances will we pay interest on the Purchase Price, including, but not limited to, by reason of any delay in making payment. The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on September 20, 2022, unless the Offer is extended by us. See “Section 1. Number of Shares; Proration” and “Section 14. Extension of the Offer; Termination; Amendment”.
What Will Happen If The Offer Is Undersubscribed?
In the event that, based on the Purchase Price determined in the Offer, Shares representing less than $500 million in value are properly tendered and not properly withdrawn, subject to the terms and conditions of this Offer, we will purchase all such tendered Shares.
What Happens If Shares Representing More Than $500 Million In Value Are Tendered At Or Below The Purchase Price? Will Tendered Shares Be Prorated?
In the event that Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept Shares for purchase in the following order of priority:
•
First, we will purchase all “odd lots” of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time; and

•
Second, after purchasing all the “odd lots” that were properly tendered at or below the Purchase Price, we will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired the value of Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law).

Therefore, we may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See “Section 1. Number of Shares; Proration”.

If I Own Fewer Than 100 Shares And I Tender All Of My Shares, Will I Be Subject To Proration?
If you own beneficially or of record fewer than 100 Shares in the aggregate, properly tender all of your Shares at or below the Purchase Price and do not properly withdraw them before the Expiration Time, and complete the section entitled Odd Lots in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, we will purchase all of your Shares without subjecting them to the proration procedure. See “Section 1. Number of Shares; Proration”.
Do You Have The Financial Resources To Make Payment?
Assuming that the Offer is fully subscribed and assuming we do not exercise the right to purchase up to an additional 2% of our outstanding Shares, the aggregate purchase price for the Shares purchased in the Offer will be $500 million. We anticipate meeting this cost with available cash, including cash from the sale of liquid investments. The Offer is not subject to any financing condition. See “Section 10. Source and Amount of Funds”.
Are There Any Conditions To The Offer?
Our obligation to purchase Shares tendered depends upon a number of conditions that must be satisfied or waived by us prior to the Expiration Time. See “Section 8. Conditions to the Offer”.
How Do I Tender My Shares?
If you own your Shares in your own name as a holder of record and decide to tender your Shares, you must deliver the Certificates evidencing your Shares, together with a completed Letter of Transmittal with any required signature guarantees or other required documents, to Computershare Trust Company, N.A., the depositary for the Offer (“Computershare” or the “Depositary”), not later than the Expiration Time. Deliveries to the Company, the Information Agent, the Dealer Managers or The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and will not constitute a valid delivery.
If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, meaning your Shares are owned in “street name”, contact your broker, dealer, commercial bank, trust company or other nominee and have it tender your Shares for you.
If you are unable to deliver something that is required to the Depositary by the Expiration Time, you may get extra time to do so by having a broker, bank or other fiduciary who is a member of the Securities Transfer Agent Medallion Program, The New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program guarantee that the missing items will be received by the Depositary within two business days. However, the Depositary must receive the missing items within that two-business-day trading period. See “Section 2. Procedure for Tendering Shares”.
If you are a participant in the White Mountains Retirement Plan (the “White Mountains Retirement Plan”), and you wish to tender any of your Shares held in the White Mountains Retirement Plan, you must follow the separate instructions and procedures described in Section 2 (including an earlier deadline for delivering materials) and you must review separate instructions related to the White Mountains Retirement Plan enclosed with this Offer to Purchase.
How Long Do I Have To Tender In The Offer?
You will have until 12:00 midnight, New York City time, at the end of the day on September 20, 2022, to tender your Shares in the Offer, unless we extend the Offer. We may choose to extend the Offer in our sole discretion at any time. Further, if you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described later in this Offer to Purchase. See “Section 2. Procedures for Tendering Shares”.
If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that it has an earlier deadline for instructing it to accept the Offer. See “Section 2. Procedures for Tendering Shares”.

If you wish to tender Shares held in the White Mountains Retirement Plan, the deadline for giving instructions to the trustee and the special trustee of the White Mountains Retirement Plan to permit your Shares to be tendered on a timely basis is 5:00 p.m., New York City time, on September 16, 2022, unless we extend the Offer, in which case you will be able to give instructions to the trustee and the special trustee to tender Shares held in such Plan until 5:00 p.m., New York City time, on the date that is two business days before the new Expiration Time. See “Section 2. Procedures for Tendering Shares”.
Can The Offer Be Extended Or Terminated And Under What Circumstances?
We are reserving the right to extend the Offer in our sole discretion. Also, should we, pursuant to the terms and conditions of the Offer, change the purchase price range of the Offer, reduce the number of Shares sought in the Offer, increase the number of Shares sought in the Offer by an amount exceeding 2% of our outstanding Shares or otherwise materially amend the Offer, we will ensure that the Offer remains open long enough to comply with U.S. federal securities laws. It is possible that this could involve an extension of the Offer, which could last up to 10 additional business days in some cases. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See “Section 14. Extension of the Offer; Termination; Amendment”.
We also expressly reserve the right, in our sole discretion, to withdraw or terminate the Offer and not accept for payment or pay for any Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares upon the occurrence of any of the conditions specified in Section 8 by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Additionally, we expressly reserve the right, subject to applicable law, to postpone payment for Shares under circumstances including but not limited to the occurrence of any of the conditions specified in “Section 8. Conditions to the Offer” by notifying the Depositary and making a public announcement thereof.
How Will I Be Notified If The Offer Is Extended Or Amended?
If we extend the Offer, the Company or D.F. King, the Information Agent, will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was scheduled to expire. We will announce any amendment by making a public announcement of the amendment. See “Section 14. Extension of the Offer; Termination; Amendment”.
When And How Will The Company Pay For The Shares I Tender That Are Accepted For Purchase?
We will pay the Purchase Price, in cash, less any applicable withholding taxes and without interest, for the Shares we purchase promptly after the expiration of the Offer and the acceptance of the Shares for payment. We will pay for the Shares accepted for purchase by depositing the aggregate Purchase Price with the Depositary promptly after the expiration of the Offer. The Depositary will act as your agent and will transmit to you the payment for all of your Shares accepted for payment. See “Section 4. Acceptance for Payment and Payment of Shares”.
May Holders Of Equity Awards Under White Mountains’s Long-Term Incentive Plan Participate In The Offer?
Holders of stock options, restricted share and performance share awards outstanding under our Long-Term Incentive Plan may not tender the Shares underlying such awards in the Offer, unless and until the applicable award is vested, exercised or settled in Shares (as applicable), and the holder thereof has acquired the underlying Shares free of restrictions on the transfer of such Shares.
May I Tender Only A Portion Of The Shares That I Hold?
Yes. You do not have to tender all of the Shares that you own to participate in the Offer, unless you own fewer than 100 Shares in the aggregate, in which case you must tender all of your Shares to participate.
Can I Tender My Shares At Different Prices?
Yes. You can elect to tender some of your Shares at one price and an additional number of Shares at a second price. However, you cannot tender the same Shares at different prices. If you tender some Shares at

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one price and the other Shares at another price, you must use a separate Letter of Transmittal for each tender. See “Section 2. Procedure for Tendering Shares”.
Until What Time Can I Withdraw Previously Tendered Shares?
You can withdraw previously tendered Shares at any time until the Offer has expired, or until such later time and date to which the Offer is extended. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 12:00 midnight, New York City time, at the end of the day on October 19, 2022. See “Section 3. Withdrawal Rights”.
You may give instructions to withdraw tendered Shares held in the White Mountains Retirement Plan at any time before 5:00 p.m. New York City time, on September 16, 2022, unless we extend the Offer, in which case you can give instructions to withdraw your Shares until 5:00 p.m., New York City time, on the date that is two business days before the new Expiration Time. See “Section 3. Withdrawal Rights”.
How Do I Withdraw Previously Tendered Shares?
To properly withdraw Shares, you must deliver a written notice of withdrawal with the required information to the Depositary while you still have the right to withdraw the Shares. If you have used more than one Letter of Transmittal or have otherwise tendered Shares in more than one group of Shares, you may withdraw Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the required information is included. Some additional requirements apply if your Shares have been tendered under the procedure for book-entry transfer set forth in “Section 2. Procedures for Tendering Shares”. If you have tendered your Shares by giving instructions to a bank, broker, dealer, trust company or other nominee, you must instruct such nominee to arrange for the withdrawal of your Shares. See “Section 3. Withdrawal Rights”.
If you wish to withdraw tendered Shares held in the White Mountains Retirement Plan, you must deliver an instruction form with the required information to the agent for the trustee and the special trustee of the White Mountains Retirement Plan, in accordance with the instructions in the letter furnished to you as a participant in the White Mountains Retirement Plan. If you wish to withdraw tendered Shares held in the White Mountains Retirement Plan, you must withdraw all such tendered Shares. See “Section 3. Withdrawal Rights”.
What Does The Board Think Of The Offer?
While the Board has approved the Offer, the Board makes no recommendation as to whether you should tender or refrain from tendering any or all of your Shares, or hold them, or as to the price or prices at which you may choose to tender your Shares. Rather, they encourage you to make your own decision after consulting with your own advisor as to whether or not to tender Shares, and if so, how many to tender and at what price or prices. In doing so, you should read carefully the information set forth or incorporated by reference in this Offer to Purchase and the Letter of Transmittal.
Will Directors, Executive Officers Or Affiliates Of The Company Tender Shares In The Offer?
Our directors and executive officers are entitled to participate in the offer on the same basis as all other shareholders. Morgan W. Davis, our Chairman, and Peter M. Carlson, each a member of the Board, have advised us that, although no final decision has been made, they may tender up to 945 Shares and 200 Shares, respectively, that they beneficially own pursuant to the Offer. All of our other directors and executive officers have advised us that they do not intend to tender any Shares pursuant to the Offer. Accordingly, if we complete the Offer, the proportional holdings of our directors and executive officers will increase, except for those of Mr. Davis or Mr. Carlson, whose proportional holdings may decrease following completion of the Offer. However, our directors and executive officers may, in compliance with applicable law, sell their Shares in open market transactions at prices that may or may not be more favorable than the Purchase Price to be paid to our shareholders in the Offer. See “Section 11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares”.

What Will Happen If I Do Not Tender My Shares?
Shareholders who choose not to tender will own a greater percentage of our outstanding Shares following the consummation of the Offer. See “Section 5. Purpose of the Offer; Certain Effects of the Offer”.
What Does The Company Intend To Do With The Purchased Shares After The Offer Expires?
We will cancel the Shares. See “Section 5. Purpose of the Offer; Certain Effects of the Offer”.
Does The Company Intend To Repurchase Any Shares Other Than Pursuant To The Offer During Or After The Offer?
Rule 13e-4 of the Exchange Act generally prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, during the Offer and for the period ending ten business days after the expiration or termination of the Offer. Following that time, we may make Share repurchases from time to time through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise. The Company has 324,626 Shares remaining under its existing Share repurchase authorization (which will not be reduced by purchases in the Offer). Whether we make additional Share repurchases will depend on many factors, including the number of Shares, if any, that we purchase in the Offer, the number of Shares our Board authorizes to be repurchased, our business and financial performance (including our liquidity and alternative uses for our resources) and situation, the business and market conditions at the time, including the price of the Shares, and such other factors as we may consider relevant. Any of these Share repurchases may be on the same terms or on terms that are more or less favorable to the selling shareholders in those transactions than the terms of the Offer. We cannot assure you as to which, if any, of these alternatives, or combinations thereof, we might pursue. See “Section 5. Purpose of the Offer; Certain Effects of the Offer”.
Following The Offer, Will The Company Continue As A Public Company?
We do not intend or believe that our purchase of Shares through the Offer will cause our remaining Shares to be delisted from the NYSE or cause us to be eligible for deregistration under the Exchange Act. See “Section 8. Conditions to the Offer”.
What Is The Market Value Of My Shares As Of A Recent Date?
On August 19, 2022, the last trading day before the public announcement of the Offer, the last reported sale price of the Shares reported on the NYSE was $1,305.13 per Share. We advise you to obtain a current market quotation for the Shares in deciding whether to tender your Shares. See “Section 7. Price Range of Shares; Dividends”.
What Are The United States Federal Income Tax Consequences If I Tender My Shares?
The receipt of cash pursuant to the Offer generally will be treated for United States Federal income tax purposes either (a) as a sale or exchange eligible for capital gain or loss treatment or (b) as a dividend. Non-U.S. shareholders generally will not be subject to U.S. Federal income taxation on the receipt of cash pursuant to the Offer. See “Section 2. Procedures For Tendering Shares” and “Section 6. Certain U.S. Federal Income Tax Consequences”.
What Is The Accounting Treatment Of The Offer?
The accounting for the purchase of Shares pursuant to the Offer will result in a reduction of our common shareholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase (plus expenses incurred in connection with the Offer) and a reduction in cash and cash equivalents in a corresponding amount. See “Section 5. Purpose of the Offer; Certain Effects of the Offer”.
Will I Have To Pay Brokerage Commissions If I Tender My Shares?
Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in “Section 4. Acceptance for Payment and Payment of Shares”, stock transfer taxes on the purchase of Shares by us in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers, dealers, commercial banks, trust companies or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such nominees and not directly to the Depositary. See “Section 2. Procedures for Tendering Shares”, “Section 6. Certain U.S. Federal Income Tax Consequences” and “Section 15. Fees and Expenses”.
Will I Have To Pay Stock Transfer Tax If I Tender My Shares?
We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered book-entry accounts are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted. See “Section 4. Acceptance for Payment and Payment of Shares”.
Who Can I Talk To If I Have Questions About The Offer?
You can call D.F. King, the Information Agent for the Offer, at (800) 290-6424 (toll free) or either of the Dealer Managers at their respective telephone numbers listed on the back cover of this Offer to Purchase. For further contact information, see the back cover of this Offer to Purchase.

FORWARD-LOOKING STATEMENTS
This Offer to Purchase may contain “forward-looking statements”. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which the Company expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to the Company’s: change in book value per share, adjusted book value per share or return on equity; business strategy; financial and operating targets or plans; incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance; projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of the Company or our businesses; expansion and growth of our business and operations; and future capital expenditures. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including: the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022; claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, severe winter weather, public health crises, terrorist attacks, explosions, infrastructure failures, cyber-attacks or armed conflicts; recorded loss reserves subsequently proving to have been inadequate; the market value of White Mountains’s investment in MediaAlpha; the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims; business opportunities (or lack thereof) that may be presented to it and pursued; actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch; the continued availability of capital and financing; deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts; competitive forces, including the conduct of other insurers; changes in domestic or foreign laws or regulations, or their interpretation, applicable to the Company, its competitors or its customers; and other factors, most of which are beyond the Company’s control. Consequently, all of the forward-looking statements made in this Offer to Purchase are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except for our obligations under Rule 13e-4(c)(3) and Rule 13e-4(e)(3) of the Exchange Act to disclose any material changes in the information previously disclosed to shareholders or as otherwise required by law, the Company assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this Offer to Purchase and the documents that we reference in this Offer to Purchase and have filed as exhibits to the Tender Offer Statement on Schedule TO filed with the SEC, of which this Offer to Purchase is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by each of these cautionary statements.

INTRODUCTION
To the Holders of Common Shares of White Mountains Insurance Group, Ltd.:
White Mountains Insurance Group, Ltd. hereby offers to purchase up to $500 million in value of its outstanding common shares, par value $1.00 per share (the “Shares”), at a purchase price not greater than $1,400 nor less than $1,250 per Share, in cash, less any applicable withholding taxes and without interest. We will select the lowest price per Share (in increments of $1.00) (the “Purchase Price”) that will allow us to purchase $500 million in value of Shares or, if a lesser value of Shares is properly tendered, all Shares that are properly tendered and not properly withdrawn (subject to our right to purchase additional Shares as described herein). All Shares acquired in the Offer will be acquired at the same price, regardless of whether the shareholder tendered at a lower price. Our Offer is being made upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the Offer).
Only Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased. However, because of the proration and “odd lot” priority provisions described in this Offer to Purchase, not all of the Shares tendered at or below the Purchase Price may be purchased if Shares representing more than $500 million in value are properly tendered and not properly withdrawn. We will return any Shares that are tendered at prices in excess of the Purchase Price and Shares that we do not purchase because of proration promptly following the Expiration Time. See “Section 2. Procedures for Tendering Shares”.
Shareholders must, among other items, complete the section of the Letter of Transmittal relating to the price at which they are tendering Shares in order to properly tender Shares.
OUR BOARD OF DIRECTORS (THE “BOARD”) HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, OUR BOARD, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER, OR AS TO THE PRICE OR PRICES AT WHICH SHAREHOLDERS MAY CHOOSE TO TENDER SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AFTER CONSULTING WITH HIS OR HER OWN ADVISORS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHAREHOLDER WILL TENDER THEM. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”.
OUR DIRECTORS AND EXECUTIVE OFFICERS ARE ENTITLED TO PARTICIPATE IN THE OFFER ON THE SAME BASIS AS ALL OTHER SHAREHOLDERS. MORGAN W. DAVIS, OUR CHAIRMAN, AND PETER M. CARLSON, EACH A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY, HAVE ADVISED US THAT, ALTHOUGH NO FINAL DECISION HAS BEEN MADE, THEY MAY TENDER UP TO 945 SHARES AND 200 SHARES, RESPECTIVELY, THAT THEY BENEFICIALLY OWN PURSUANT TO THE OFFER. ALL OF OUR OTHER DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES PURSUANT TO THE OFFER. ACCORDINGLY, IF WE COMPLETE THE OFFER, THE PROPORTIONAL HOLDINGS OF OUR DIRECTORS AND EXECUTIVE OFFICERS WILL INCREASE, EXCEPT FOR THOSE OF MR. DAVIS OR MR. CARLSON, WHOSE PROPORTIONAL HOLDINGS MAY DECREASE FOLLOWING COMPLETION OF THE OFFER. HOWEVER, OUR DIRECTORS AND EXECUTIVE OFFICERS MAY, IN COMPLIANCE WITH APPLICABLE LAW, SELL THEIR SHARES IN OPEN MARKET TRANSACTIONS AT PRICES THAT MAY OR MAY NOT BE MORE FAVORABLE THAN THE PURCHASE PRICE TO BE PAID TO OUR SHAREHOLDERS. SEE “SECTION 11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES”.
THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN CONDITIONS. SEE “SECTION 8. CONDITIONS TO THE OFFER”.

AS OF AUGUST 19, 2022, THERE WERE 2,904,027 SHARES OUTSTANDING. ACCORDINGLY, AT THE MAXIMUM PURCHASE PRICE OF $1,400 PER SHARE, WE COULD PURCHASE 357,142 SHARES IF FULLY SUBSCRIBED, WHICH WOULD REPRESENT APPROXIMATELY 12.3% OF THE SHARES OUTSTANDING AS OF SUCH DATE. AT THE MINIMUM PURCHASE PRICE OF $1,250 PER SHARE, WE COULD PURCHASE 400,000 SHARES IF THE OFFER IS FULLY SUBSCRIBED, WHICH WOULD REPRESENT APPROXIMATELY 13.8% OF THE SHARES OUTSTANDING AS OF SUCH DATE.
In the event that Shares representing more than $500 million in value are properly tendered in the Offer, we reserve the right to increase the number of Shares sought in the Offer by an amount not exceeding 2% of our outstanding Shares without extending the Expiration Time. In exercising this right, we may increase the Purchase Price to allow us to purchase all such additional Shares. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable law.
If Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept Shares for purchase in the following order of priority:
•
First, we will purchase all “odd lots” of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time; and

•
Second, after purchasing all the “odd lots” that were properly tendered at or below the Purchase Price, we will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired the value of Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law).

Therefore, we may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price.
The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in “Section 4. Acceptance for Payment and Payment of Shares”, stock transfer taxes on the purchase of Shares by us in the Offer.
Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers, dealers, commercial banks, trust companies or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such nominees and not directly to the Depositary. See “Section 2. Procedures for Tendering Shares”, “Section 6. Certain U.S. Federal Income Tax Consequences” and “Section 15. Fees and Expenses”.
The Company will pay all reasonable charges and expenses of the Dealer Managers, the Information Agent and the Depositary incurred in connection with the Offer. All Shares tendered but not purchased in the Offer, including Shares tendered at or below the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Time.
The Shares are listed and traded on the NYSE under the symbol “WTM” and the Bermuda Stock Exchange under the symbol “WTM-BH”. On August 19, 2022, the last full trading day before the public announcement of the Offer, the last reported sale price of the Shares on the NYSE was $1,305.13 per Share. Shareholders are urged to obtain a current market quotation for the Shares. See “Section 7. Price Range of Shares; Dividends”.
YOU SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”.

THE OFFER
1.   Number of Shares; Proration.   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the Company will accept for payment, and will purchase up to $500 million in value of Shares that are properly tendered and not properly withdrawn in accordance with “Section 3. Withdrawal Rights”, before the Expiration Time at a Purchase Price not greater than $1,400 nor less than $1,250 per Share, in cash, less any applicable withholding taxes and without interest.
The term “Expiration Time” means 12:00 midnight, New York City time, at the end of the day on September 20, 2022, unless and until the Company shall have extended the period during which the Offer is open, in which event the term “Expiration Time” shall mean the latest time and date at which the Offer, as so extended by the Company under Section 14, shall expire.
If the Offer is oversubscribed as described below, Shares properly tendered at or below the Purchase Price and not properly withdrawn will be subject to proration, except for “odd lots”. The proration period and, except as described herein, withdrawal rights, expire at the Expiration Time.
Subject to all applicable laws and the terms and conditions of the Offer, the Company reserves the right, as described in “Section 8. Conditions to the Offer” and in “Section 14. Extension of the Offer; Termination; Amendment”, to waive conditions thereto, in its sole discretion, and/or extend, withdraw, terminate, delay or amend the Offer in any case by making a public announcement thereof. There can be no assurance, however, that the Company will exercise its right to extend the Offer.
In accordance with Instruction 7 to the Letter of Transmittal, shareholders desiring to tender Shares must either (i) specify that they are willing to sell their Shares to us at the price determined pursuant to the Offer or (ii) specify the price, not greater than $1,400 nor less than $1,250 per Share (in increments of $1.00), at which they are willing to sell their Shares to us in the Offer. Promptly following the Expiration Time, we will, upon the terms and subject to the conditions of the Offer, determine a single per Share Purchase Price that we will pay for Shares properly tendered and not properly withdrawn pursuant to the Offer, taking into account the number of Shares tendered and the prices at which they are tendered. We will select the lowest purchase price specified by tendering shareholders that will allow us to purchase $500 million in value of Shares or, if a lesser value of Shares is properly tendered, all Shares that are properly tendered and not properly withdrawn (subject to our right to purchase additional Shares as described herein). All Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. If tendering shareholders wish to maximize the chance that their Shares will be purchased, they should check the box in the section of the Letter of Transmittal captioned “Shares Tendered at a Price Determined Pursuant to the Offer”. Note that this election could result in the tendered Shares being purchased at the minimum price of $1,250 per Share.
In the event that Shares representing more than $500 million in value are properly tendered in the Offer, we reserve the right to increase the number of Shares sought in the Offer by an amount not exceeding 2% of our outstanding Shares without extending the Expiration Time. In exercising this right, we may increase the Purchase Price to allow us to purchase all such additional Shares. If we exercise our right to increase the number of Shares purchased in the Offer by an amount not exceeding 2% of our outstanding Shares, then at the maximum Purchase Price, we could have as few as 2,488,805 Shares outstanding following the purchase of the Shares tendered in the Offer and at the minimum Purchase Price, we could have as few as 2,445,947 Shares outstanding following the purchase of the Shares tendered in the Offer. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional Shares, subject to applicable legal requirements.
Only Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased. However, because of the proration provisions of the Offer, not all of the Shares tendered at or below the Purchase Price may be purchased if more than $500 million in value of Shares are properly tendered and not properly withdrawn. All Shares tendered and not purchased in the Offer, including Shares tendered at or below the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at our expense promptly following the Expiration Time.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE “SECTION 8. CONDITIONS TO THE OFFER”.
Priority of Purchases.   If Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept Shares for purchase in the following order of priority:
•
First, we will purchase all “odd lots” of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time; and

•
Second, after purchasing all the “odd lots” that were properly tendered at or below the Purchase Price, we will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired the value of Shares representing more than $500 million in value (or such greater value as we may elect to purchase, subject to applicable law).

Therefore, we may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price.
Odd Lots.   The term “odd lots” means all Shares tendered by any person (an “Odd Lot Holder”) who owned beneficially or of record a total of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. To qualify for the odd lot preference, an odd lot holder must tender all Shares owned in accordance with the procedures described in Section 4. Odd lots will be accepted for payment before any proration of the purchase of other tendered Shares. Any Odd Lot Holder wishing to tender all of the shareholder’s Shares in the Offer must complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. See “Section 2. Procedures for Tendering Shares”.
Proration.   In the event that proration of tendered Shares is required, the Company will determine the final proration factor promptly after the Expiration Time. Proration for each shareholder tendering Shares (excluding Odd Lot Holders) will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by the shareholder to the total number of Shares at or below the Purchase Price properly tendered and not properly withdrawn by all shareholders excluding Odd Lot Holders. Although the Company does not expect that it will be able to announce the final proration factor until at least three business days after expiration of the period to complete tenders made by guaranteed delivery, it will announce preliminary results of proration by press release promptly after the Expiration Time. Shareholders may obtain such preliminary information from the Information Agent and may be able to obtain such information from their brokers or financial advisors.
All Shares tendered but not purchased in to the Offer, including Shares tendered at or below the Purchase Price and Shares not purchased because of proration, will be returned to the tendering shareholders at the Company’s expense promptly (which, in the event of proration, will not be until a reasonable period after the final proration factor has been calculated) following the Expiration Time.
As described in “Section 6. Certain U.S. Federal Income Tax Consequences”, the number of Shares that we will purchase from a shareholder pursuant to the Offer may affect the United States federal income tax consequences to the shareholder of the purchase and, therefore, may be relevant to a shareholder’s decision whether or not to tender Shares. The Letter of Transmittal affords each shareholder who tenders Shares registered in such shareholder’s name directly to the Depositary the opportunity to designate the order of priority in which Shares tendered are to be purchased in the event of proration. In the event the shareholder does not designate the order and fewer than all Shares are purchased due to proration, the Depositary will select the order of Shares purchased.
2.   Procedures for Tendering Shares.   Except as set forth below, in order for Shares to be properly tendered pursuant to the Offer, the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and either (i) the Certificates evidencing tendered Shares must be received by the Depositary at such address or such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary (including an Agent’s Message if the tendering shareholder has not delivered a Letter of Transmittal), in each case on or prior to the Expiration Time, or (ii) the tendering shareholder must comply with the guaranteed delivery procedures described below. No alternative, conditional or contingent tenders will be accepted. The term “Agent’s Message” means a message, transmitted by electronic means to, and received by, the Depositary and forming a part of a Book-Entry Confirmation that states that (i) DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such Book-Entry Confirmation, (ii) such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) the Company may enforce such agreement against such participant.
In accordance with Instruction 7 to the Letter of Transmittal, each shareholder desiring to tender Shares in the Offer must either (i) check the box in the section of the Letter of Transmittal captioned “Shares Tendered at a Price Determined Pursuant to the Offer,” in which case you will be deemed to have tendered your Shares at the minimum price of $1,250 per Share or (ii) check one of the boxes in the section of the Letter of Transmittal captioned “Shares Tendered at a Price Determined by Shareholder,” indicating the price at which Shares are being tendered. A tender of Shares will be proper if, and only if, one of these boxes is checked on the Letter of Transmittal.
If tendering shareholders wish to maximize the chance that their Shares will be purchased, they should check the box in the section on the Letter of Transmittal captioned “Shares Tendered At Price Determined Pursuant To The Offer”. If you agree to accept the Purchase Price determined pursuant to the Offer, your Shares will be deemed to be tendered at the minimum price of $1,250 per share. You should understand that checking the box in the section of the Letter of Transmittal captioned “Shares Tendered at a Price Determined Pursuant to the Offer” may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $1,250 per share, which is below the last reported sale price for the Shares on August 19, 2022, the last full trading day prior to the public announcement of the Offer, which was $1,305.13.
If tendering shareholders wish to indicate a specific price (in increments of $1.00) at which their Shares are being tendered, they must check a box under the section captioned “Price (in Dollars) per Share at Which Shares are Being Tendered”. Tendering shareholders should be aware that this election could mean that none of their Shares will be purchased if they check a box other than the box representing the lowest price. A shareholder who wishes to tender Shares at more than one price must complete separate Letters of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price. In the event a holder who has submitted multiple Letters of Transmittal wishes to withdraw previously tendered shares in accordance with the terms of the Offer, separate notices of withdrawal (described in Section 3) are not required for each Letter of Transmittal unless each Letter of Transmittal tenders Shares at different prices; however, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal. Shareholders may contact the Depositary for additional instructions.
Odd Lot Holders must tender all of their Shares and also complete the section captioned “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery to qualify for the preferential treatment available to Odd Lot Holders as set forth in Section 1.
Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in “Section 4. Acceptance for Payment and Payment of Shares”, stock transfer taxes on the purchase of Shares by us in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers, dealers, commercial banks, trust companies or such other nominees in order to tender such Shares and in order to determine whether transaction costs may apply if shareholders tender Shares through such nominees and not directly to the Depositary. It is likely that the nominee has established an earlier deadline for you to act to instruct the nominee to accept the Offer on your behalf.

Procedure for the White Mountains Retirement Plan.   A participant in the White Mountains Retirement Plan may instruct the White Mountains Retirement Plan’s trustee and special trustee to tender some or all of the Shares allocated to such participant’s account by completing and returning to the agent for such trustee and special trustee an instruction form in accordance with the instructions in the letter furnished to participants in the White Mountains Retirement Plan, in each case not later than two business days prior to the Expiration Time. All documents furnished to shareholders generally in connection with the Offer will be made available to participants whose White Mountains Retirement Plan accounts are credited with Shares. Although the Offer will remain open to all shareholders until the Expiration Time, if the trustee and the special trustee for the White Mountains Retirement Plan do not receive such participant’s instructions by 5:00 p.m., New York City time, on September 16, 2022, such trustee and special trustee will not tender Shares attributable to the participant’s account unless the Offer is extended, in which case such participant’s instruction must be received by 5:00 p.m., New York City time, on the date that is two business days before the new Expiration Time. Participants are urged to read the letter sent to them regarding the Offer and the separate instruction form carefully. Participants in the White Mountains Retirement Plan cannot use the Letter of Transmittal to direct the tender of Shares held under the White Mountains Retirement Plan, and must use the instruction form included in the separate letter sent to them. Participants in the White Mountains Retirement Plan who also hold Shares outside the White Mountains Retirement Plan must (i) complete an instruction form according to the instructions in the letter sent to them for Shares held under the White Mountains Retirement Plan and (ii) use the applicable procedures otherwise described in this Offer to Purchase to tender Shares outside the White Mountains Retirement Plan.
Book-Entry Transfer.   The Depositary will establish accounts with respect to the Shares at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make a book-entry delivery of Shares by causing DTC to transfer such Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at DTC, either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Time, or the tendering shareholder must comply with the guaranteed delivery procedure described below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.
Signature Guarantees.   Signatures on all Letters of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), except in cases where Shares are tendered (i) by a registered holder (which term, for purposes of this Section 2, will include any participant in the DTC whose name appears on a security position listing as the owner of the Shares) of Shares who has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.
If a Certificate is registered in the name of a person other than the signatory of the Letter of Transmittal, or if payment is to be made, or a Certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the Certificate must be endorsed or accompanied by appropriate share powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on the Certificate, with the signature(s) on such Certificate or share powers guaranteed by an Eligible Institution. If the Letter of Transmittal or share powers are signed or any Certificate is endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted. See Instructions 1 and 5 of the Letter of Transmittal.
Guaranteed Delivery.   If a shareholder desires to tender Shares pursuant to the Offer, but: (1) the Certificates evidencing such shareholder’s Shares, if applicable, are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (2) such shareholder cannot comply with the procedure for book-entry transfer by the Expiration Date, or (3) other required documents cannot be delivered to the Depositary by the Expiration Date, such Shares may nevertheless be tendered, provided that all the following conditions are satisfied:
(i)
such tender is made by or through an Eligible Institution;

(ii)
a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, is received prior to the Expiration Time by the Depositary as provided below; and

(iii)
the Certificates (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in connection with a book-entry transfer, an Agent’s Message), and any other documents required by the Letter of Transmittal are received by the Depositary within two business days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by mail, express or overnight delivery, or transmitted by email to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the form of Notice of Guaranteed Delivery made available by the Company.
In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of the Certificates evidencing such Shares, or a Book-Entry Confirmation of the delivery of such Shares, and the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.
Shareholders may contact the Information Agent or their broker for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase.
THE METHOD OF DELIVERY OF CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY TO THE DEPOSITARY PRIOR TO THE EXPIRATION TIME.
Determination of Validity.   All questions as to the price to be paid for the Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Company in its reasonable discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders reasonably determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any condition of the Offer (except as provided in “Section 8. Conditions to the Offer”) or any defect or irregularity in the tender of any particular Shares or any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders, and the Company’s reasonable interpretation of the terms and conditions of the Offer will be final and binding on all persons. No tender of Shares will be deemed to have been properly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. Neither the Company, nor any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our reasonable interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all persons participating in the Offer. Any determination by the Company as to the validity, form, eligibility and acceptance of Shares for payment, or any interpretation by the Company as to the terms and conditions of the Offer, is subject to applicable law and, if challenged by shareholders in a lawsuit, to the judgment of a court of competent jurisdiction.

Tendering Shareholder’s Representation and Warranty; Acceptance by the Company Constitutes an Agreement.   A tender of Shares pursuant to any of the procedures described above will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to the Company that (i) the shareholder has a “net long position,” within the meaning of Rule 14e-4 promulgated by the SEC under the Exchange Act, in the Shares or equivalent securities at least equal to the Shares being tendered and (ii) the tender of Shares complies with Rule 14e-4. It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender Shares for that person’s own account unless, at the time of tender and at the end of the proration period or period during which Shares are accepted by lot (including any extensions thereof), the person so tendering (i) has a net long position equal to or greater than the amount of (a) Shares tendered or (b) other securities convertible into or exchangeable or exercisable for the Shares tendered and will acquire the Shares for tender by conversion, exchange or exercise and (ii) will deliver or cause to be delivered the Shares in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. Our acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and conditions of the Offer.
Backup Federal Income Tax Withholding.   Under the U.S. Federal income tax backup withholding rules, 24% of the gross proceeds payable to a shareholder or other payee pursuant to the Offer must be withheld and remitted to the U.S. Treasury, unless the shareholder or other payee provides his or her taxpayer identification number (employer identification number or social security number) to the Depositary and certifies that such number is correct or an exemption otherwise applies under applicable regulations. Therefore, unless an exemption exists and is proven in a manner satisfactory to the Depositary, each tendering U.S. Holder (as defined in Section 6 “Certain U.S. Federal Income Tax Consequences”) should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a Non-U.S. Holder (as defined in Section 6 “Certain U.S. Federal Income Tax Consequences”) to qualify as an exempt recipient, that shareholder must submit a statement (generally, an IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary. See “Important Tax Information” and “Substitute Form W-9” in the Letter of Transmittal.
ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 24% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE TENDER OFFER.
Other Requirements.   If the Certificates which a registered holder wants to surrender have been lost, stolen, destroyed or mutilated, the shareholder should follow the instructions set forth in the Letter of Transmittal.
CERTIFICATES FOR SHARES, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, WITH ANY REQUIRED SIGNATURE GUARANTEES, OR AN AGENT’S MESSAGE, AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE DEPOSITARY AND NOT TO US OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
3.   Withdrawal Rights.   Tenders of the Shares made pursuant to the Offer are irrevocable, except that such Shares may be withdrawn at any time prior to the Expiration Time and, unless theretofore accepted for payment by the Company pursuant to the Offer, may also be withdrawn at any time after 12:00 midnight, New York City time, at the end of the day on October 19, 2022. If the Company extends the Offer, is delayed in its acceptance for payment of Shares or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to the Company’s rights under the Offer, the Depositary may, nevertheless, on behalf of the Company, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 3.

For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and, if different from that of the person who tendered such Shares, the name of the registered holder of such Shares. A shareholder who has tendered Shares at more than one price must complete a separate notice of withdrawal for Shares tendered at each price. If Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Certificates, the serial numbers shown on such Certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in “Section 2. Procedures for Tendering Shares”, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares or must otherwise comply with DTC’s procedures.
Withdrawals of tenders of Shares may not be rescinded, and Shares properly withdrawn will thereafter be deemed not properly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in “Section 2. Procedures for Tendering Shares”, at any time prior to the Expiration Time.
If you wish to withdraw tendered Shares held in the White Mountains Retirement Plan, you must deliver an instruction form with the required information to the agent for the trustee and the special trustee of the White Mountains Retirement Plan by 5:00 p.m., New York City time, on September 16, 2022, unless we extend the Offer, in which case you can instruct the trustee and the special trustee to withdraw your Shares until 5:00 p.m., New York City time, on the date that is two business days before the new Expiration Time. If you wish to withdraw tendered Shares held in the White Mountains Retirement Plan, you must withdraw all such tendered Shares. If you withdraw Shares held in the White Mountains Retirement Plan, you may retender such Shares by giving instruction to the trustee and the special trustee within the applicable time period as described in “Section 2. Procedures for Tendering Shares”.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company in its reasonable discretion, which determination will be final and binding on all parties. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any determination by the Company as to the form and validity (including time of receipt) of any notice of withdrawal, or any interpretation by the Company as to the terms and conditions of the Offer, is subject to applicable law and, if challenged by shareholders in a lawsuit, to the judgment of a court of competent jurisdiction.
4.   Acceptance for Payment and Payment for Shares.   Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Time, we (i) will determine which shareholders tendered Shares at or below the Purchase Price and (ii) will accept for payment and pay for (and thereby purchase) up to $500 million in value of Shares (or such greater value as we may elect to purchase, subject to applicable law) which are properly tendered at prices at or below the Purchase Price and not properly withdrawn on or before the Expiration Time.
In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made promptly, subject in the event of proration to the time necessary to determine the applicable proration factor, but only after timely receipt by the Depositary of (i) the Certificates or timely confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of such Shares into the Depositary’s account at DTC pursuant to the procedures set forth in “Section 2. Procedures for Tendering Shares”, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined below) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.
In the event of proration, we will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Time. However, we do not expect to be able to announce the final results of any proration and commence payment for Shares purchased until at least three business days after expiration of the period to complete tenders made by Guaranteed Delivery.

For purposes of the Offer, the Company will be deemed to have accepted for payment, and thereby purchased, subject to the Odd Lot priority and proration, Shares properly tendered and not properly withdrawn, if and when the Company gives oral or written notice to the Depositary, as agent for the tendering shareholders, of the Company’s acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Purchase Price with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from the Company and transmitting such payments to tendering shareholders whose Shares have been accepted for payment.
Under no circumstances will we pay interest on the Purchase Price, including but not limited to, by reason of any delay in making payment.
We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered book-entry accounts are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted.
If any tendered Shares are not accepted for payment for any reason pursuant to the terms and conditions of the Offer (including those not purchased because of proration or because Shares are tendered at prices in excess of the Purchase Price), or if Certificates are submitted evidencing more Shares than are tendered, unless a shareholder specified otherwise in the Letter of Transmittal, Certificates evidencing unpurchased Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer into the Depositary’s account at DTC pursuant to the procedure set forth in “Section 2. Procedures for Tendering Shares”, such Shares will be credited to an account maintained at DTC) within a reasonable time after determination of the final proration factor.
5.   Purpose of the Offer; Certain Effects of the Offer.   The Offer is being made to utilize a portion of the Company’s undeployed capital and to provide shareholders with added liquidity. The Company recognizes that its Shares are not widely held and are not regularly followed by many analysts. Based on existing circumstances, the Company believes that it currently has adequate capital and liquidity to fund the maximum amount contemplated by the Offer and to meet its ongoing needs. Accordingly, we have determined that it is in the interest of the Company’s shareholders to create a selling opportunity for shareholders through a repurchase by the Company of up to $500 million in value of Shares. The Offer represents the opportunity for us to return capital to shareholders who elect to tender their Shares. The Offer will also afford to shareholders the opportunity to dispose of Shares without the usual transaction costs associated with any market sale; however, if you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and your nominee tenders Shares on your behalf, your nominee may charge you a fee for doing so.
The Offer will further allow qualifying Odd Lot Holders whose Shares are purchased pursuant to the Offer to avoid the payment of brokerage commissions and any applicable odd-lot discount payable on a sale of Shares in a transaction effected on a securities exchange.
To the extent the purchase of Shares in the Offer results in a reduction in the number of shareholders of record, the costs to the Company for services to shareholders will be reduced. We can give no assurance, however, that we will not issue additional Shares or equity interests in the future. Shareholders may be able to sell non-tendered Shares in the future on the NYSE or otherwise, at a net price which may be higher than the Purchase Price in the Offer. We can give no assurance, however, as to the price at which a shareholder may be able to sell his or her Shares in the future, which may be higher or lower than the Purchase Price paid by us in the Offer.
The accounting for the purchase of Shares pursuant to the Offer will result in a reduction of our common shareholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase (plus expenses incurred in connection with the Offer) and a reduction in cash and cash equivalents in a corresponding amount.

Shareholders whose Shares are not purchased in the Offer will obtain an increase in their ownership interest in the Company and thus in the Company’s future earnings and assets because Shares purchased pursuant to the Offer will be cancelled.
OUR BOARD HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, OUR BOARD, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER, OR AS TO THE PURCHASE PRICE OR PRICES AT WHICH SHAREHOLDERS MAY CHOOSE TO TENDER SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AFTER CONSULTING WITH HIS OR HER OWN ADVISORS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHAREHOLDER WILL TENDER THEM. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”.
OUR DIRECTORS AND EXECUTIVE OFFICERS ARE ENTITLED TO PARTICIPATE IN THE OFFER ON THE SAME BASIS AS ALL OTHER SHAREHOLDERS. MORGAN W. DAVIS, OUR CHAIRMAN, AND PETER M. CARLSON, EACH A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY, HAVE ADVISED US THAT, ALTHOUGH NO FINAL DECISION HAS BEEN MADE, THEY MAY TENDER UP TO 945 SHARES AND 200 SHARES, RESPECTIVELY, THAT THEY BENEFICIALLY OWN PURSUANT TO THE OFFER. ALL OF OUR OTHER DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES PURSUANT TO THE OFFER. SEE “SECTION 11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES”.
Shares acquired by the Company pursuant to the Offer will be cancelled. The purchase of up to $500 million in value of Shares pursuant to the Offer (as such amount may be increased pursuant to our right to purchase additional Shares as described herein) will not cause the Shares to be delisted by the NYSE or deregistered under the Exchange Act. See “Section 8. Conditions to the Offer”.
Rule 13e-4 of the Exchange Act generally prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, during the Offer and for the period ending ten business days after the expiration or termination of the Offer. Following that time, we may make Share repurchases from time to time through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise. The Company has 324,626 Shares remaining under its existing Share repurchase authorization (which will not be reduced by purchases in the Offer). Whether we make additional Share repurchases will depend on many factors, including the aggregate value of Shares, if any, that we purchase in the Offer, the aggregate value of Shares our Board authorizes to be repurchased, our business and financial performance (including our liquidity and alternative uses for our resources) and situation, the business and market conditions at the time, including the price of the Shares, and such other factors as we may consider relevant. Any of these Share repurchases may be on the same terms or on terms that are more or less favorable to the selling shareholders in those transactions than the terms of the Offer. We cannot assure you as to which, if any, of these alternatives, or combinations thereof, we might pursue.
Other Plans.   Consistent with our fundamental philosophy, we remain focused on creating shareholder value by pursuing value-oriented, opportunistic transactions. In the ordinary course of our business on a continual basis, we review and assess transactions that we believe may provide value to our shareholders. Over the next several years, we currently intend to engage in transactions that we believe will provide value to our shareholders, which may include, among other things, entering into joint ventures in innovative areas or purchasing majority stakes in operating businesses that we understand and can enhance, primarily in insurance, broader financial services and adjacent sectors. There can be no assurance of when or whether any such transactions will be consummated by us. In addition, the size and type of transactions in which we engage may vary significantly. Except as otherwise disclosed in the Offer or in our filings with the SEC incorporated herein by reference (see “Section 9. Certain Information Concerning the Company”), we do not have any plans, proposals or negotiations under way that would relate to or result in: (i) any extraordinary transaction (such as a merger, reorganization or liquidation) involving us or any of our subsidiaries; (ii) any purchase, sale or transfer of a material amount of assets of the Company or any of our subsidiaries; (iii) any change in the Board or management or material term of the employment contract of any executive officer; (iv) any material change in our current dividend rate or policy or capitalization, indebtedness, corporate structure or business; (v) any class of our equity securities being delisted from the NYSE or the Bermuda Stock Exchange or ceasing to be authorized to be quoted on the NYSE or the Bermuda Stock Exchange; (vi) any class of our equity securities becoming eligible for termination of registration under Section 12(g) of the Securities Act of 1933; (vii) the suspension of our obligation to file reports under Section 15(d) of the Exchange Act; (viii) the acquisition or disposition of any securities issued by the Company; or (ix) any changes in our articles of incorporation, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.
6.   Certain U.S. Federal Income Tax Consequences.   This is a general summary of the material U.S. Federal income tax consequences of the sale of Shares pursuant to the Offer applicable to “U.S. Holders” as defined below. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to a particular shareholder in light of the shareholder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. Different rules that are not discussed below may apply to some shareholders subject to special tax rules such as partnerships (or entities or arrangements classified as partnerships for U.S. Federal income tax purposes), insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Shares as a position in a “straddle” or as part of a “hedge”, “conversion transaction” or other integrated investment, persons who received Shares as compensation, persons whose functional currency is other than the U.S. dollar, persons who own (actually or constructively) 10% or more of our stock by vote or by value or persons required to recognize any item of gross income with respect to the Offer as a result of such income being recognized on an applicable financial statement. This summary does not address any state, local or foreign tax or alternative minimum tax considerations that may be relevant to a shareholder’s decision to tender Shares pursuant to the Offer. This summary assumes Shares are held as capital assets within the meaning of Section 1221 of the Code.
EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.
A “U.S. Holder” is a beneficial owner of Shares who is:
(i)
a citizen or individual resident of the United States; a corporation (or other business entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

(ii)
an estate the income of which is subject to U.S. Federal income tax regardless of its source; or

(iii)
a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (B) otherwise has validly elected to be treated as a U.S. domestic trust for U.S. Federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of Shares who is not a U.S. Holder and is not a partnership (or an entity or arrangement treated as a partnership for U.S. Federal income tax purposes).
The U.S. Federal income tax treatment of a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. Federal income tax purposes) that holds Shares will depend on the status of the partner and the activities of the partnership. Prospective participants in the Offer that are partnerships (or entities or arrangements treated as partnerships for U.S. Federal income tax purposes) should consult their own tax advisors concerning the U.S. Federal income tax consequences to them and their partners of the participation in the Offer by the partnership.

Tax Consequences of Offer — Distribution vs. Sale Treatment.   The Company’s purchase of Shares from a U.S. Holder pursuant to the Offer will be treated either as a sale of the Shares or as a distribution by the Company. The purchase will be treated as a sale if the U.S. Holder meets any of the three tests discussed below (the “Redemption Tests”). It will be treated as a distribution if the U.S. Holder satisfies none of the Redemption Tests.
If the purchase of Shares from a U.S. Holder is treated as a sale, the U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received by the U.S. Holder and the Holder’s tax basis in the Shares sold. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Shares were held more than one year. A U.S. Holder must calculate gain or loss separately for each block of Shares that he or she owns, and the gains and losses for each block may not be netted in determining overall gain or loss. A U.S. Holder may be able to designate which blocks and the order of such blocks of Shares to be tendered pursuant to the Offer. The gain or loss will be U.S. source for foreign tax credit purposes.
If the purchase of Shares from a U.S. Holder is treated as a distribution by the Company, the full amount of cash received by the U.S. Holder for the Shares (without any offset for the U.S. Holder’s tax basis in the purchased Shares) will be treated as a dividend to the extent of the Company’s current and accumulated earnings and profits allocable to the distribution. The tax basis of the U.S. Holder’s sold Shares will be added to the tax basis of his or her remaining Shares. The Company believes that it has sufficient current and accumulated earnings and profits so that all purchases treated as distributions will be treated as dividends. For non-corporate U.S. Holders, such dividends may be “qualified dividend income” that is taxed at the lower applicable capital gains rate provided that certain conditions are satisfied, including certain holding period requirements. The Company believes that it is currently a “U.S.-owned foreign corporation” for U.S. Federal income tax purposes. As a result, a portion of any dividends may be treated as U.S. source for foreign tax credit purposes. To the extent, if any, payments made by the Company exceed a U.S. Holder’s allocable share of the Company’s current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, causing a reduction in the U.S. Holder’s adjusted basis in his or her Shares, and any amounts in excess of the U.S. Holder’s adjusted basis will be treated as capital gain. Shareholders should consult their own tax advisors concerning the rules discussed in this paragraph in their particular circumstances.
Determination of Sale or Distribution Treatment.   The Company’s purchase of Shares pursuant to the Offer will be treated as a sale of the Shares by a U.S. Holder if:
(a)
the purchase completely terminates the U.S. Holder’s equity interest in the Company;

(b)
the receipt of cash by the U.S. Holder is “not essentially equivalent to a dividend”; or

(c)
as a result of the purchase there is a “substantially disproportionate” reduction in the U.S. Holder’s equity interest in the Company.

If none of the Redemption Tests are met with respect to a particular U.S. Holder, then the Company’s purchase of Shares from that U.S. Holder pursuant to the Offer will be treated as a distribution.
In applying the Redemption Tests, the constructive ownership rules of Section 318 of the Code apply. Thus, a U.S. Holder is treated as owning not only Shares actually owned by the U.S. Holder but also Shares actually (and in some cases constructively) owned by others. Under the constructive ownership rules, a U.S. Holder will be considered to own Shares owned, directly or indirectly, by certain members of the U.S. Holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the U.S. Holder has an equity interest, as well as Shares that the U.S. Holder has an option to purchase.
Contemporaneous acquisitions or sales by a tendering U.S. holder are taken into account in applying the Redemption Tests. Accordingly, it may be possible for a tendering U.S. Holder to satisfy one of the Redemption Tests by contemporaneously selling or otherwise disposing of all or some of the Shares that such U.S. Holder actually or constructively owns that are not purchased pursuant to the Offer. Correspondingly, a tendering U.S. Holder may not be able to satisfy one of the Redemption Tests because of contemporaneous acquisitions of Shares by such U.S. Holder or a related party whose Shares are attributed to such U.S. Holder. Shareholders should consult their own tax advisors regarding the tax consequences of such sales or acquisitions in their particular circumstances.

Complete Termination.   A purchase of Shares pursuant to the Offer will result in a “complete termination” of the U.S. Holder’s interest in the Company if, immediately after the sale, either:
(a)
the U.S. Holder owns, actually and constructively, no Shares; or

(b)
the U.S. Holder actually owns no Shares and effectively waives constructive ownership of any constructively owned Shares under the procedures described in Section 302(c)(2) of the Code. If a U.S. Holder desires to file such a waiver, the U.S. Holder should consult his or her own tax advisor.

Not Essentially Equivalent to a Dividend.   A purchase of Shares pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the selling U.S. Holder’s proportionate interest in the Company. Whether a U.S. Holder meets this test will depend on relevant facts and circumstances. In measuring the change, if any, in a U.S. Holder’s proportionate interest in the Company, the meaningful reduction test is applied by taking into account all Shares that the Company purchases pursuant to the Offer, including Shares purchased from other U.S. Holders.
The Internal Revenue Service (the “IRS”) has held in a published ruling that, under the particular facts of that ruling, a small reduction in the percentage share ownership of a small minority shareholder in a publicly and widely held corporation who did not exercise any control over corporate affairs constituted a “meaningful reduction”. If, taking into account the constructive ownership rules of Section 318 of the Code, a U.S. Holder owns Shares that constitute only a minimal interest in the Company and does not exercise any control over the affairs of the Company, any reduction in the U.S. Holder’s percentage ownership interest in the Company should be a “meaningful reduction”. Such selling U.S. Holder should, under these circumstances, be entitled to treat his or her sale of Shares pursuant to the Offer as a sale for U.S. Federal income tax purposes. Shareholders should consult their own tax advisors with respect to the application of the “not essentially equivalent to a dividend” test in their particular circumstances.
Substantially Disproportionate.   A purchase of Shares pursuant to the Offer will be “substantially disproportionate” as to a U.S. Holder if (i) the percentage of the then outstanding Shares actually and constructively owned by such U.S. Holder immediately after the purchase is less than 80% of the percentage of the outstanding Shares actually and constructively owned by such U.S. Holder immediately before the purchase, and (ii) the percentage of the outstanding voting stock of the Company actually and constructively owned by such U.S. Holder immediately after the purchase is less than 80% of the percentage of the outstanding voting stock of the Company actually and constructively owned by such U.S. Holder immediately before the purchase. Shareholders should consult their own tax advisors with respect to the application of the “substantially disproportionate” test in their particular circumstances.
The Company Cannot Predict Whether There Will Be Sale or Distribution Treatment.   The Company cannot predict whether or the extent to which the Offer will be oversubscribed. If the Offer is oversubscribed, proration of tenders pursuant to the Offer will cause the Company to accept fewer Shares than are tendered. Consequently, the Company can give no assurance that a sufficient number of any U.S. Holder’s Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale, rather than as a distribution, for U.S. Federal income tax purposes under the rules discussed above.
Corporate Dividends-Received Deduction.   In the case of a corporate U.S. Holder, if cash received pursuant to the Offer is treated as a dividend, the resulting dividend income will not qualify for the dividends-received deduction otherwise generally available to corporate U.S. Holders.
Consequences to Shareholders Who Do Not Sell Shares Pursuant to the Offer.   Shareholders (including Non-U.S. Holders) who do not sell Shares pursuant to the Offer will not incur any U.S. Federal income tax liability as a result of the consummation of the Offer.
Passive Foreign Investment Company Considerations.   In general, a non-U.S. corporation is classified as a PFIC for a taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to certain “look-through” rules, either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average quarterly value of its gross assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for PFIC purposes generally includes interest, dividends and other investment income, subject to certain exceptions.

We believe, and the foregoing discussions assumes, that the Company has not been classified as a PFIC in any previous taxable year and is not expected to be classified as a PFIC for the current taxable year. However, since the test is based upon the composition of the Company’s and certain of its affiliates’ income and assets for such taxable year, the determination of whether the Company is classified as a PFIC for the current taxable year can only be made at year end. In addition, the determination of whether the Company is or has been a PFIC is inherently factual in nature and there is no assurance the IRS will not successfully argue that the Company is now or may have been a PFIC.
If the Company were a PFIC in the current taxable year or in any prior taxable year in which the tendering U.S. Holder has held the Shares, then such U.S. Holder generally would be subject to adverse U.S. Federal income tax consequences with respect to gain recognized on any sale or exchange of such Shares, including an exchange of such Shares pursuant to the Offer, unless such U.S. Holder has in effect certain elections.
U.S. Holders should consult their own tax advisors concerning the potential tax consequences under the PFIC rules of tendering Shares pursuant to the Offer.
Taxation of Non-U.S. Holders.   Non-U.S. Holders will generally not be subject to U.S. Federal income taxation as a result of selling Shares pursuant to the Offer. The rules governing U.S. Federal income taxation of the receipt by Non-U.S. Holders of cash pursuant to the Offer, however, are complex and Non-U.S. Holders should consult their own tax advisors concerning the application of U.S. Federal, state, local and foreign income tax laws in their particular circumstances.
Backup Federal Income Tax Withholding.   See Section 2 with respect to the application of backup United States Federal income tax withholding.
To prevent backup withholding and possible penalties, each U.S. Holder should complete the Substitute Form W-9 included in the Letter of Transmittal. In order to qualify for an exemption from backup withholding, a Non-U.S. Holder must submit a properly executed IRS Form W-8BEN, W-8BEN-E or other applicable form to the Depositary. Any amount paid as backup withholding will be creditable against the shareholder’s U.S. Federal income tax liability provided that the required information is timely furnished to the IRS.
7.   Price Range of Shares; Dividends.   The Shares are listed and traded on the NYSE under the symbol “WTM” and the Bermuda Stock Exchange under the symbol “WTM-BH”. The following table sets forth, for the quarters indicated, the high and low sales prices per Share as reported on the NYSE:
NYSE	High	Low
2020:
First Quarter	$1168.21	$629.21
Second Quarter	1012.83	813.24
Third Quarter	961.96	752.10
Fourth Quarter	1024.02	778.11
2021:
First Quarter	1267.52	994.92
Second Quarter	1243.00	1100.61
Third Quarter	1179.20	1056.96
Fourth Quarter	1137.50	978.51
2022:
First Quarter	1141.97	982.60
Second Quarter	1291.50	1030.38
Third Quarter (through August 19, 2022)	1310.27	1215.87
On August 19, 2022, the last full trading day prior to the public announcement of the Offer, the last reported sale price per Share as reported on the NYSE was $1,305.13. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

Historically, dividends have been declared and paid on an annual basis. On March 11, 2022, the Board declared an annual dividend of $1.00 per Share, payable March 23, 2022, to shareholders of record as of March 14, 2022. On March 12, 2021, the Board declared an annual dividend of $1.00 per Share, payable March 24, 2021, to the shareholders of record as of March 15, 2021. There can be no assurance that we will pay a regular annual dividend in the future. The amount and timing of all future dividend payments is subject to the discretion of the Board and will depend upon business conditions, results of operations, the Company’s financial condition and other factors.
8.   Conditions to the Offer.   Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) the Company’s right to extend, amend or terminate the Offer as set forth in Section 14, the Company shall not be required to accept for payment or pay for any Shares tendered, or may postpone the acceptance for payment of or the payment for Shares tendered, subject to Rule 13e-4(f) promulgated under the Exchange Act, if, before acceptance for payment of or payment for any such Shares, any of the following has occurred:
•
there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, before any court or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that we reasonably determine (i) directly or indirectly challenges, makes illegal, or delays or otherwise directly or indirectly restrains, prohibits or otherwise adversely affects the making of the Offer or the acquisition of Shares pursuant to the Offer, or otherwise relates in any manner to the Offer; or (ii) does or could materially and adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or otherwise materially impair the contemplated future conduct of the business of the Company or any of its principal subsidiaries or materially impair the benefits of the Offer to the Company;

•
there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that we reasonably determine (i) directly or indirectly makes the acceptance for payment of, or payment for, some or all the Shares illegal or otherwise restricts or prohibits consummation of the Offer; (ii) directly or indirectly delays or restricts the ability of the Company, or renders the Company unable, to accept for payment, or pay for, some or all the Shares; or (iii) does or could materially and adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or otherwise materially impair the contemplated future conduct of the business of the Company or any of its principal subsidiaries or materially impair the benefits of the Offer to the Company;

•
there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index); (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, the European Union or Bermuda; (iii) the commencement of a war, armed hostilities, an act of terrorism, or other international or national crisis directly or indirectly involving the United States, the European Union or Bermuda; (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that we reasonably determine might affect, the extension of credit by banks or other lending institutions in the United States, the European Union or Bermuda; (v) any change in the general political, market, economic or financial conditions in the United States or abroad that we reasonably determine does or could materially and adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or the trading in the Shares or otherwise materially impair the contemplated future conduct of the business of the Company or any of its principal subsidiaries or materially impair the benefits of the Offer to the Company; or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in our reasonable judgment, a material escalation, acceleration or worsening thereof;

•
there shall have occurred any decline of more than 10% in the market price for the Shares or in the Dow Jones Industrial Average, New York Stock Exchange Composite Index, NASDAQ Composite Index or the Standard and Poor’s 500 Index, as measured in each case from the close of business on August 19, 2022;

•
there shall have occurred a material change in U.S. or any other currency exchange rates or a suspension of or limitation on the markets for such currencies that we reasonably determine does or could materially and adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company or any of its subsidiaries or materially impair the future conduct of the business of the Company or any of its principal subsidiaries or materially impair the benefits of the Offer to the Company;

•
after August 19, 2022, any other change, event or development shall occur or be threatened or be reasonably anticipated by the Company that we reasonably determine does or could materially and adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or otherwise materially impair the contemplated future conduct of the business of the Company or any of its principal subsidiaries or materially impair the benefit of the Offer to the Company;

•
legislation amending the Code (as defined in Section 6) shall have been passed by either the U.S. House of Representatives or the Senate or pending before the U.S. House of Representatives or the Senate or any committee thereof that we reasonably determine could materially and adversely change the tax consequences of the transaction contemplated by the Offer to the Company or any of its subsidiaries;

•
any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or a material portion of their respective assets or securities;

•
after August 19, 2022, any tender or exchange offer with respect to the Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving the Company or any of its subsidiaries, shall have been proposed, announced or made by any person or entity; or

•
we reasonably determine that the purchase of Shares pursuant to the Offer will cause either the Shares to be (i) held of record by less than 300 persons; (ii) delisted from the NYSE or (iii) eligible for deregistration under the Exchange Act.

The foregoing conditions are for the sole benefit of the Company and may be asserted by us regardless of the circumstances (including any action or inaction by the Company) giving rise to any such condition and any such condition may be waived by us, in whole or in part, at any time and from time to time in our sole discretion. In certain cases, waiver of a condition to the Offer would require an extension of the Offer. See “Section 14. Extension of the Offer; Termination; Amendment”.
The Company’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. At or before the expiration of the Offer, all of the conditions to the Offer, other than those requiring necessary government approval, must have been satisfied or waived. Any determination by the Company concerning the events described above will be final and binding on all parties. Notwithstanding the foregoing, in the event that one or more of the events described above occurs, we will promptly notify shareholders of our determination as to whether to: (i) waive or modify the applicable condition(s) and continue the Offer; or (ii) terminate the Offer.
9.   Certain Information Concerning the Company.   White Mountains is an exempted Bermuda limited liability company whose principal businesses are conducted through its property and casualty insurance and reinsurance subsidiaries and affiliates. The Company’s headquarters are located at 26 Reid Street, Suite 601, Hamilton, Bermuda HM 11, its principal executive office is located at 23 South Main Street, Suite 3B,

Hanover, New Hampshire 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.
Where You Can Find More Information.   The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. As required by Exchange Act Rule 13e-4(c)(2), we also have filed a Tender Offer Statement on Schedule TO with the SEC that includes additional information relating to the Offer. The Company’s filings are available to the public on the SEC Internet site (http://www.sec.gov). This website address is not intended to function as a hyperlink. The information contained on the SEC’s website is not incorporated by reference in this Offer to Purchase and it should not be considered to be a part of this Offer to Purchase, other than documents that we file that are specifically incorporated herein by reference.
Incorporation by Reference.   The rules of the SEC allow us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents contain important information about us and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed on May 6, 2022, and for the quarter ended June 30, 2022, filed on August 8, 2022;

•
Current Reports on Form 8-K filed on April 1, 2022, May 10, 2022, May 26, 2022, May 26, 2022 and August 5, 2022; and

•
Definitive Proxy Statement for our 2022 annual meeting of shareholders, filed on April 6, 2022.

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below.
10.   Source and Amount of Funds.   Assuming that the Offer is fully subscribed and assuming we do not exercise the right to purchase up to an additional 2% of our outstanding Shares, the aggregate purchase price for the Shares purchased in the Offer will be $500 million. The Company intends to fund the purchase of Shares with available cash, including cash from the sale of liquid investments. We do not currently have any alternative financing arrangements or plans that would fund the purchase of Shares in the Offer in the event that we do not have sufficient available cash.
11.   Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares.   As of August 19, 2022, we had 2,904,027 issued and outstanding Shares (which excludes unvested restricted Shares). At the maximum Purchase Price of $1,400 per Share, we could purchase 357,142 Shares if the Offer is fully subscribed, which would represent approximately 12.3% of the Shares outstanding as of such date. At the minimum Purchase Price of $1,250 per Share, we could purchase 400,000 Shares if the Offer is fully subscribed, which would represent approximately 13.8% of the Shares outstanding as of such date.
As of August 19, 2022, our directors and executive officers as a group of 12 persons beneficially owned an aggregate of 59,613 Shares (including Shares that are subject to the proxy described above), representing 2.1% of the total number of outstanding Shares. Our directors and executive officers are entitled to participate in the offer on the same basis as all other shareholders. Morgan W. Davis, our Chairman, and Peter M. Carlson, each a member of the board of directors of the Company, have advised us that, although no final decision has been made, they may tender up to 945 Shares and 200 Shares, respectively, that they beneficially own pursuant to the Offer. All of our other directors and executive officers have advised us that they do not intend to tender Shares pursuant to the Offer. Accordingly, if we complete the Offer, the proportional holdings of our directors and executive officers will increase, except for those of Mr. Davis or Mr. Carlson, whose proportional holdings may decrease following completion of the Offer. However, our directors and executive officers may, in compliance with applicable law, sell their Shares in open market transactions at prices that may or may not be more favorable than the Purchase Price to be paid to our shareholders in the Offer.
Schedule I provides information with respect to the beneficial ownership of Shares by (i) each of our directors, (ii) each of our executive officers and (iii) all directors and executive officers as a group. We based the Share amounts on each person’s beneficial ownership of Shares as of August 19, 2022.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Shares beneficially owned by a person and the percentage of ownership held by that person, Shares subject to options or which are otherwise subject to vesting and that are currently exercisable or exercisable within 60 days of the date of this Offer to Purchase are deemed outstanding. These Shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.
Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, neither we nor our directors, executive officers, affiliates or subsidiaries have effected any transactions in the Shares during the 60 days prior to the date hereof, except for repurchases by the Company in connection with the share repurchase program discussed below.
Share Repurchase Program
The Board has authorized the Company to repurchase Shares from time to time, subject to market conditions, which authorizations do not include the Shares to be purchased in the Offer. The repurchase authorizations do not have a stated expiration date, although the Company will suspend the share repurchase program during the term of the Offer and as otherwise required by the rules and regulations promulgated under the Exchange Act. As of August 19, 2022, the Company may purchase an additional 324,626 Shares pursuant to these Board authorizations. The individual repurchases made by the Company pursuant to the share repurchase authorizations during the 60 days prior to the date hereof are as follows:
Date of Repurchase	Average Price	Shares Repurchased
August 10, 2022	$1,248.29	1,138
August 9, 2022	$1,245.46	727
August 8, 2022	$1,247.66	802
August 5, 2022	$1,249.00	300
August 4, 2022	$1,248.33	1,543
August 1, 2022	$1,244.85	414
July 29, 2022	$1,241.76	1,292
July 28, 2022	$1,237.33	1,233
July 27, 2022	$1,242.24	910
July 26, 2022	$1,246.90	800
July 25, 2022	$1,237.82	3,004
July 22, 2022	$1,232.81	2,524
July 21, 2022	$1,222.75	2,745
July 20, 2022	$1,230.94	1,417
July 19, 2022	$1,245.86	1,167
July 18, 2022	$1,239.91	2,851
July 15, 2022	$1,237.03	1,846
July 14, 2022	$1,231.44	2,859
July 13, 2022	$1,246.34	633
July 12, 2022	$1,248.88	1,536
July 11, 2022	$1,244.38	1,081

Date of Repurchase	Average Price	Shares Repurchased
July 8, 2022	$1,245.32	505
July 6, 2022	$1,239.77	2,393
July 5, 2022	$1,240.85	4,267
July 1, 2022	$1,248.69	863
June 30, 2022	$1,238.50	3,119
June 29, 2022	$1,236.67	3,933
June 23, 2022	$1,244.72	3,270
Long-Term Incentive Plan
White Mountains’s Long-Term Incentive Plan (the “LTIP”) provides for grants of various types of share-based and non-share-based incentive awards to our employees, directors and consultants, including stock options, stock appreciation rights, restricted Shares, restricted stock units, performance Shares, performance units and other incentive awards. The LTIP as adopted by the Board, was approved by the Company’s sole shareholder in 1985 and was subsequently amended by its shareholders in 1995, 2001, 2003, 2005, 2010, 2013 and 2019. The compensation committee of the Board (the “Compensation Committee”) administers the LTIP and has the authority to select employees, directors and consultants to receive awards under the LTIP, determine the type, size and terms of awards granted under the LTIP, and interpret the LTIP and related awards.
The LTIP provides that a maximum of 110,000 Shares may be issued with respect to awards granted under the LTIP from and after May 23, 2019. No more than 110,000 Shares may be available to be issued pursuant to incentive stock options under the LTIP. The maximum number of performance Shares that can be granted to a participant pursuant to an award of performance Shares with respect to any particular award period of one year or more cannot exceed 25,000 Shares. The maximum amount of compensation that can be earned by a participant with respect to a grant of performance units made in any single year cannot exceed $25,000,000. A participant cannot receive options or stock appreciation rights on more than 50,000 Shares during any one year. The maximum number of Shares underlying awards of restricted stock and restricted stock units to a participant with respect to period of one year or more cannot exceed 25,000 Shares.
If any award granted under the LTIP terminates, expires, or lapses without being settled or exercised, or is settled in cash or otherwise without the issuance of Shares, or if Shares are repurchased prior to vesting at par value then Shares subject to such award will again be made available for future grants; provided that in no event will such Shares increase the number of Shares that may be delivered pursuant to incentive stock options granted under the LTIP. In addition, if any Shares are tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such Shares will not be available for future grants under the LTIP.
In the event of certain events effecting the capitalization of the Company, such as a recapitalization, stock split, merger, consolidation, reorganization, combination or exchange of Shares, dividend or other similar events, the Compensation Committee will equitably adjust any or all of the following: the number and kind of Shares reserved for issuance under the LTIP, the number and kind of Shares covered by awards then outstanding under the LTIP, and the exercise price, if applicable, with respect to any award and target number of performance Shares or performance units and any performance measures.
Pursuant to the LTIP, the Compensation Committee has typically structured our long-term incentive compensation as performance Shares and restricted Shares. Performance Shares are awards of phantom units some or all of which are earned if performance goals established by the Compensation Committee are satisfied over a specified award period, usually three years. Based on the level of performance against established goals, the number of performance Shares earned can range from 0% to 200% of the number of target Shares originally granted. Performance Shares are typically paid in cash, though all or a portion may be settled in Shares at the election of the Compensation Committee. Awards of performance Shares are generally forfeited if any participant terminates employment with the Company and its subsidiaries prior to the end of the performance period for any reason other than death or disability, or pursuant to a trigger event following a change in control. Restricted Shares are Shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Compensation Committee. Restricted Shares are generally subject to a three-year cliff vesting. The Company will automatically repurchase the restricted Shares at the price specified by the Compensation Committee at the time of grant if the holder’s employment with the Company terminates before the end of the applicable restricted period for any reason other than death or disability, or pursuant to a trigger event following a change in control. All awards granted under the LTIP (excluding awards granted to directors) are subject to a one-year minimum vesting requirement, subject to an exception for up to 5% of all Shares available under the LTIP.
As of August 19, 2022, our executive officers held the following number of performance Shares and restricted Shares (with performance Shares calculated based on target performance): Liam Caffrey — 1,250 performance Shares and 1,250 restricted Shares; Reid Campbell — 3,600 performance Shares and 3,600 restricted Shares; Michaela Hildreth — 1,750 performance Shares and 1,750 restricted Shares; G. Manning Roundtree — 8,100 performance Shares and 8,100 restricted Shares; Rob Seelig — 3,150 performance Shares and 3,150 restricted Shares; and all executive officers as a group — 17,850 performance Shares and 17,850 restricted Shares. Our non-employee directors do not hold any awards subject to vesting under the LTIP. See below for further discussion on the compensation arrangements for our directors.
Director Compensation
Management directors do not receive any additional compensation for their role as a director. Each non-management director receives an annual retainer of $135,000 and an annual equity retainer of 225 Shares. Additional retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Board ($100,000 and 90 Shares), Chairman of the Audit Committee ($35,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000). Retainers were all paid in cash.
Other Arrangements
We have no employment or change-in-control arrangements with our current executive officers. Our executive officers generally receive an annual base salary and are eligible to receive an annual bonus based on the performance of their respective business units. The aggregate bonus pool size for each business unit could range from 0% to 200% of target, depending on performance. The level of payout under our annual bonus program is based on achievement of pre-established performance objectives set out by our Compensation Committee, such as the Company’s growth in Compensation Value per Share (“CVPS”), which is defined by the Compensation Committee as the average of growth in adjusted book value per share (“ABVPS”) and growth in “intrinsic business value per share”, which is the ABVPS including franchise value step-ups to reflect the fair value of certain subsidiaries carried at book value. Our executive officers cannot receive an annual bonus payout that is more than the formulaic result. Further, at White Mountains, severance benefits to our executive officers, if any, are determined by the Compensation Committee in its sole discretion. At our operating subsidiaries, our executive officers participate in the severance plans, if any, generally applicable to such officers at those companies.
Our executive officers are generally eligible to participate in the White Mountains Retirement Plan, which contains cash or deferred arrangement (CODA). Participants in the White Mountains Retirement Plan may direct the trustee of the White Mountains Retirement Plan to invest funds in any investment option available under the White Mountains Retirement Plan. The White Mountains Retirement Plan provides employees with a menu of investment options, including Shares. Our executive officers also participate in our other benefit plans on the same terms as our other employees, and are eligible for limited perquisites.
12.   Certain Legal Matters.   The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of Shares as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for the Company’s acquisition or ownership of Shares pursuant to the Offer. Should any such approval or other action be required, the Company currently contemplates that it will seek such approval or other action. The Company cannot predict whether it may determine that it is required to delay the acceptance for payment of Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company’s business. The Company intends to make all required filings under the Exchange Act.
As of the date of this Offer to Purchase, there are no material legal proceedings relating to the Offer.
The Company’s obligation under the Offer to accept Shares for payment is subject to certain conditions. See “Section 8. Conditions to the Offer”.
13.   Effects of the Offer on the Market for Shares; Registration Under the Exchange Act.   The purchase by the Company of Shares under the Offer will reduce our “public float” (the number of Shares owned by non-affiliate shareholders and available for trading in the securities markets). This reduction in our public float may result in lower stock prices and/or reduced liquidity in the trading market for the Shares following completion of the Offer. In addition, the Offer may reduce the number of White Mountains shareholders. As of August 19, 2022, we had 2,904,027 issued and outstanding Shares. Shareholders may be able to sell non-tendered Shares in the future on the NYSE or otherwise, at a net price higher or lower than the Purchase Price in the Offer. We can give no assurance, however, as to the price at which a shareholder may be able to sell such Shares in the future.
We anticipate that there will be a sufficient number of Shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for such Shares. Based upon published guidelines of the NYSE, we do not believe that our purchase of Shares under the Offer will cause the remaining outstanding Shares to be delisted from the NYSE.
The Shares are currently “margin securities” under the rules of the Federal Reserve Board. This classification has the effect, among other things, of allowing brokers to extend credit to their customers using the Shares as collateral. The Company believes that, following the purchase of Shares under the Offer, the Shares remaining outstanding will continue to be margin securities for purposes of the Federal Reserve Board’s margin rules and regulations.
The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our shareholders. We believe that our purchase of Shares under the Offer will not result in the Shares becoming eligible for deregistration under the Exchange Act.
14.   Extension of the Offer; Termination; Amendment.   Subject to the terms and conditions of the Offer, the Company expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in “Section 8. Conditions to the Offer” shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not purchased or withdrawn will remain subject to the Offer, except to the extent that such Shares may be withdrawn as set forth in “Section 3. Withdrawal Rights”.
The Company also expressly reserves the right, in its sole discretion, to withdraw or terminate the Offer and not accept for payment or pay for any Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares upon the occurrence of any of the conditions specified in Section 8 by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Additionally, the Company expressly reserves the right, subject to applicable law, to postpone payment for Shares under circumstances including but not limited to the occurrence of any of the conditions specified in “Section 8. Conditions to the Offer” by notifying the Depositary and making a public announcement thereof. However, the ability of the Company to delay the payment for Shares which the Company has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the bidder pay the consideration offered or return the securities deposited by, or on behalf of, holders of securities promptly after the termination or withdrawal of the Offer.

If the Company is delayed in its payment for the Shares or is unable to pay for the Shares pursuant to the Offer for any reason, then, without prejudice to the Company’s rights under the Offer, the Depositary may retain tendered Shares on behalf of the Company, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in “Section 3. Withdrawal Rights”.
Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, and regardless of whether or not any of the events set forth in “Section 8. Conditions to the Offer” shall have occurred or shall be deemed by the Company to have occurred, to amend the Offer in any respect (including by decreasing or increasing the purchase price range offered in the Offer or by increasing or decreasing the value of Shares being sought in the Offer). Amendments to the Offer may be made at any time, effected by public announcement thereof. Such announcement, in the case of an extension, is to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Any disclosure of a material change in the information published, sent or given to shareholders will be disseminated promptly to shareholders in a manner reasonably calculated to inform shareholders of such change to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) promulgated under the Exchange Act. Without limiting the manner in which the Company may choose to make a public announcement pursuant to or concerning the Offer, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Wall Street Journal, The New York Times or another comparable service.
If the Company makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required by Rules 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. If we make any change to the purchase price range at which we are offering to purchase Shares in the Offer, decrease the value of Shares purchasable in the Offer or increase the value of Shares purchasable in the Offer by an amount exceeding 2% of our outstanding Shares, the Offer must remain open a minimum of ten business days from and including the date such change is first published, sent or given to shareholders in the manner specified in this Section 14. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or change in percentage of Shares purchasable, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. In a public release, the SEC has stated its views that an offer must remain open for a minimum period of time following a material change in the terms of the Offer and that waiver of a material condition is a material change in the terms of the Offer. The release states that an offer should remain open for a minimum of five business days from the date a material change is first published or sent or given to security holders and that, if material changes are made with respect to information not materially less significant than the offer price and the number of Shares being sought, a minimum of 10 business days may be required to allow for adequate dissemination to shareholders and investor response. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or United States Federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. The requirements to extend the Offer do not apply to the extent that the number of business days remaining between the occurrence of the change and the then-scheduled Expiration Time equals or exceeds the minimum extension period that would be required because of such amendment.
15.   Fees and Expenses.   Except as set forth below, the Company will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer.
We have retained J.P. Morgan Securities LLC and Barclays Capital Inc. severally to act as the Dealer Managers in connection with the Offer. In their roles as such, the Dealer Managers may contact brokers, dealers and similar entities and may provide information regarding the Offer to those that it contacts or persons that contact it. The Dealer Managers will receive reasonable and customary compensation for their services in connection with the Offer. The Company has also agreed to reimburse the Dealer Managers for certain out-of-pocket expenses and to indemnify the Dealer Managers against certain liabilities which could occur in connection with the Offer, including certain liabilities under the federal securities laws. The Dealer Managers have provided in the past, and are currently providing, various investment banking and other services to us, for which services they receive customary compensation from us. In particular, an affiliate of Barclays Capital Inc. is an agent and lender under our revolving credit facility. We expect the Dealer

Managers and their respective affiliates to continue to render such services, for which they would expect to continue to receive customary compensation from us. Additionally, in the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, the Dealer Managers and their respective affiliates may hold positions, both long and short, for their own accounts and for those of their customers, in our securities, including the Shares, and/or other financial instruments.
We have also retained D.F. King to act as Information Agent in connection with the Offer. The Information Agent will assist shareholders who request assistance in connection with the Offer and may request brokers, dealers and other nominee shareholders to forward material relating to the Offer to beneficial owners for which they act as nominees. D.F. King will receive reasonable and customary compensation for its services in connection with the Offer and will be reimbursed for reasonable expenses, including the reasonable fees and expenses of counsel. The Company has agreed to indemnify D.F. King against certain liabilities which could occur in connection with the Offer, including certain liabilities under the federal securities laws. D.F. King has not been retained and is not authorized to make solicitations or recommendations in connection with the Offer in its role as Information Agent.
We have also retained Computershare to act as Depositary in connection with the Offer. Computershare, in its capacity as Depositary, will receive reasonable and customary compensation for its services in connection with the Offer and will be reimbursed by us for reasonable expenses, including reasonable fees and expenses of counsel. The Company has agreed to indemnify Computershare against certain liabilities which could occur in connection with the Offer, including liabilities under the federal securities laws.
The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person (other than fees to the Dealer Managers, the Information Agent and Depositary), for soliciting Shares pursuant to the Offer. The Company will, however, on request, reimburse such persons for customary handling and mailing expenses incurred in forwarding materials in respect of the Offer to the beneficial owners for which they act as nominees. No broker, dealer, commercial bank or trust company has been authorized to act as an agent for the Company, the Dealer Managers, the Information Agent or the Depositary for the purpose of the Offer. The Company will not pay (or cause to be paid) any share transfer taxes on its purchase of Shares pursuant to the Offer, except as otherwise provided in this Offer to Purchase or in Instruction 6 of the Letter of Transmittal.
Certain officers and employees of the Company may render services in connection with the Offer, but they will not receive any additional compensation for such services.
16.   Miscellaneous.   The Offer is being made to all holders of Shares. The Company is not aware of any U.S. State where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Company will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Company cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
OUR BOARD HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, OUR BOARD, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER, OR AS TO THE PRICE OR PRICES AT WHICH A SHAREHOLDER MAY CHOOSE TO TENDER SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AFTER CONSULTING WITH HIS OR HER OWN ADVISORS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHAREHOLDER WILL TENDER THEM. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”. YOU

SHOULD READ CAREFULLY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER. SEE “SECTION 5. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER”.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OUR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT.
The Company has filed with the SEC a Tender Offer Statement on Schedule TO, together with all exhibits thereto, pursuant to Rule 13e-4 promulgated under the Exchange Act, furnishing certain additional information with respect to the Offer. Such Schedule and any amendments thereto, including exhibits, may be inspected and copies may be obtained from the offices of the SEC in the manner set forth in “Section 9. Certain Information Concerning the Company” (except that they will not be available at the regional offices of the SEC).
White Mountains Insurance Group, Ltd.
August 22, 2022

SCHEDULE I
INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
THE COMPANY
Directors and Executive Officers of the Company.   Set forth in the table below are the names, titles, business addresses, telephone numbers and beneficial ownership of Shares information of the directors and executive officers of the Company. Each person identified below, except for the Company, is a United States citizen.
The address and telephone number of each person listed is c/o White Mountains Insurance Group, Ltd., 23 South Main Street, Suite 3B, Hanover, New Hampshire 03755, telephone (603) 640-2200.
NAME	TITLE	Aggregate Number Of Beneficially Owned Shares	Percentage Of Total Beneficially Owned Shares
Liam Caffrey	Chief Financial Officer	—	—
Reid T. Campbell	President	13,118	*
Peter M. Carlson	Director	988	*
Mary C. Choksi	Director	1,363	*
Morgan W. Davis	Chairman, Board of Directors	8,884	*
Margaret Dillon	Director	450	*
Philip A. Gelston	Director	1,238	*
Michaela Hildreth	Managing Director & Chief Accounting Officer	1,575	*
G. Manning Rountree	Chief Executive Officer	14,021	*
Robert L. Seelig	Executive Vice President & General Counsel	15,987	*
Susanne F. Shank	Director	376	*
David A. Tanner	Deputy Chairman, Board of Directors	1,613	*
All directors and executive officers as a group (12 persons)		59,613	2.0%

*
Less than 1%.

The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A., Depositary c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID BINDING DELIVERY TO THE DEPOSITARY.
Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokerage Firms Please Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 290-6424
Email: wtm@dfking.com
The Dealer Managers for the Offer are:
J.P. Morgan J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Direct: (212) 622-4401 Toll Free: (877) 371-5947	Barclays Barclays Capital Inc. 745 Seventh Avenue, 5th Floor New York, NY 10019 Direct: (212) 528-7581 Toll Free: (800) 438-3242